FIRST AMENDMENT TO RIGHTS AGREEMENT


                  This   Amendment,   dated  as  of   November   13,  1996  (the
"Amendment"), between PHH Corporation, a Maryland corporation (the "Company"), and First Chicago Trust Company of New York (the "Rights Agent").

                  WHEREAS, the Company and the Rights Agent are parties to a Rights Agreement dated as of March 15, 1996 (the "Agreement");

                  WHEREAS, the Company has delivered an appropriate certificate as described in Section 26 of the Agreement; and

                  WHEREAS, pursuant to Section 26 of the Agreement, the Company and the Rights Agent desire to amend the Agreement as set forth below.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

                  Section 1.        Amendments to Section 1.

                  (a) Section 1(c) of the Agreement relating to the definitions of "Beneficial Owner" and "beneficially own" is amended by adding the following at the end thereof:

         "Notwithstanding anything contained in this Agreement to the contrary, neither HFS or Acquisition Corp., nor any of their Affiliates or Associates, shall be deemed to be the Beneficial Owner of, nor to beneficially own, any of the Common Shares of the Company solely by virtue of the approval, execution or delivery of the Merger Agreement or the consummation of the Merger and the other transactions contemplated thereby."

                  (b) Section 1 of the Agreement is amended by adding the following at the end thereof:

                  "(q) The following additional terms have the meanings indicated:

         "Acquisition Corp." shall mean Mercury Acq. Corp., a Maryland corporation.

         "HFS" shall mean HFS Incorporated, a Delaware corporation.

         "Merger" shall mean the merger of Acquisition Corp. with and into the Company in accordance with the General Corporation Law of the State of Maryland upon the terms and subject to the conditions set forth in the Merger Agreement.

         "Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of November 10, 1996, by and among HFS, Acquisition Corp. and the Company, but shall not include any amendment to such Merger Agreement."

                  Section 2.        Expiration Date.

                  Section 7(a) of the Agreement is hereby amended by replacing the word "or" with a comma immediately prior to the symbol "(ii)" and by adding to the end thereof the following:

         ", or (iii) the time immediately prior to the Effective Time (as defined in the Merger Agreement) of the Merger; whereupon the Rights shall expire."

                  Section 3.        New Section 35.

                  The following is added as a new Section 35 to the Agreement:

                  "Section 35.      HFS Merger, etc.

                  Notwithstanding anything in this Agreement to the contrary, none of the approval, execution or delivery of the Merger Agreement or the consummation of the Merger and the other transactions contemplated thereby shall cause (i) HFS or Acquisition Corp. or any of their Affiliates or Associates to be deemed an Acquiring Person, (ii) a Share Acquisition Date to occur, (iii) a Distribution Date to occur in accordance with the terms hereof, which
Distribution Date, if any, shall instead be indefinitely deferred until such time as the Board of Directors may otherwise determine, or (iv) a Triggering Event."

                  Section 4. Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                  Section 5. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Maryland and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

                  Section 6. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original,

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and all such counterparts shall together constitute but one and the same instrument.

                  Section 7. Effect of Amendment. Except as expressly modified herein, the Agreement shall remain in full force and effect.

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                  IN WITNESS  WHEREOF,  the  parties  hereto  have  caused  this
Amendment to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

Attest:                                     PHH CORPORATION



By: /s/ Gorden W. Priest                    By: Samuel H. Wright
    Title:  Assistant Secretary                 Title:  Vice President


                                            FIRST CHICAGO TRUST
Attest:                                       COMPANY OF NEW YORK


   /s/ James Kuzmich                           /s/ George Dalton
By:________________________                 By:_____________________________
   Title:  Customer Service                    Title:  Assistant Vice President
           Officer

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